EFFECTIVE November, 2006, THE COMPANYS
NAME HAS CHANGED TO APPLIED
DEVELOPMENT HOLDINGS LIMITED.


Exhibit A to Deposit
Agreement


No.

[SponsoredExempt]
AMERICAN DEPOSITARY SHARES
(Each American Depositary
Share represents 10
deposited Shares)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF THE
PAR VALUE
 OF HK $0.20 EACH OF
APPLIED INTERNATIONAL
HOLDINGS LIMITED
(INCORPORATED UNDER THE LAWS
OF BERMUDA)

The Bank of New York as
depositary (hereinafter called
the Depositary), hereby
certifies that
                      , or
registered assigns IS THE
HOLDER (hereinafter called the
Holder, and together with all
other Holders of such American
Depositary Shares, the
Holders) OF


AMERICAN DEPOSITARY SHARES

representing deposited
Ordinary Shares of the par
value of HK $0.20 each (herein
called Shares) of Applied
International Holdings
Limited, incorporated under
the laws of Bermuda (herein
called the Company).  At the
date hereof, each American
Depositary Share represents 10
Shares which are either
deposited or subject to
deposit under the deposit
agreement at the Hong Kong
office of The Hong Kong and
Shanghai Banking Corporation
(herein called the Custodian).
 The Depositarys Corporate
Trust Office is located at a
different address than its
principal executive office.
Its Corporate Trust Office is
located at 101 Barclay Street,
New York, N.Y. 10286, and its
principal executive office is
located at 48 Wall Street, New
York, N.Y. 10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286
1.  THE DEPOSIT AGREEMENT.
This American Depositary Re-
ceipt is one of an issue
(herein called Receipts), all
issued and to be issued upon
the terms and conditions set
forth in the deposit
agreement, dated as of April
26, 1989 as amended and
restated as of January 14,
1994, as the same may be
amended from time to time,
(herein called the Deposit
Agreement), by and among the
Company, the Depositary, and
all Holders and holders from
time to time of Receipts
issued thereunder, each of
whom by accepting a Receipt
agrees to become a party
thereto and become bound by
all the terms and conditions
thereof.  The Deposit
Agreement sets forth the
rights of Holders and holders
of the Receipts and the
rights and duties of the
Depositary in respect of the
Shares deposited thereunder
and any and all other
securities, property and cash
from time to time received in
respect of such Shares and
held thereunder (such Shares,
securities, property and cash
are herein called Deposited
Securities).  Copies of the
Deposit Agreement are on file
at the Depositarys Corporate
Trust Office in New York City
and at the office of the
Custodian.

	The statements made on
the face and reverse of this
Receipt are summaries of
certain provisions of the
Deposit Agreement and are
qualified by and subject to
the detailed provisions of the
Deposit Agreement, to which
reference is hereby made.  All
capitalized terms used herein
and not otherwise assigned
herein shall have the meanings
ascribed thereto in the
Deposit Agreement.

	2.  SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
Upon surrender at the
Corporate Trust Office of the
Depositary of this Receipt
properly endorsed in blank or
accompanied by proper
instrument or instruments
endorsed in blank, and upon
payment of the fee of the
Depositary provided in this
Receipt,  and subject to the
terms and conditions of the
Deposit Agreement, the Holder
hereof is entitled to deliv-
ery, to him or upon his order,
of the Deposited Securities at
the time represented by the
American Depositary Shares for
which this Receipt is issued.
 Delivery of such Deposited
Securities may be made by the
delivery of (i) certificates
in the name of the Holder
hereof or as ordered by him or
certificates endorsed or
accompanied by proper instru-
ments of transfer to such
Holder or as ordered by him
and (ii) any other securities,
property and cash to which
such Holder is then entitled
in respect of such Receipt.
Such delivery will be made at
the option of the Holder
hereof, either at the office
of the Custodian or at the
Corporate Trust Office of the
Depositary, provided that the
forwarding of certificates for
Shares or other Deposited
Securities for such delivery
at the Corporate Trust Office
of the Depositary shall be at
the request, risk and expense
of the Holder hereof subject
to the provisions of Section
2.05 of the Deposit Agreement.

	3.  TRANSFERS, SPLITUPS,
AND COMBINATIONS OF RECEIPTS.
 The transfer of this Receipt
is registrable on the books of
the Depositary at its
Corporate Trust Office by the
Holder hereof in person or by
duly authorized attorney, upon
surrender of this Receipt
properly endorsed for transfer
or accompanied by proper
instruments of transfer and
funds sufficient to pay any
applicable transfer taxes and
the fees and expenses of the
Depositary and upon compliance
with such regulations, if any,
as the Depositary may
establish for such purpose.
This Receipt may be split into
other such Receipts, or may be
combined with other such
Receipts into one Receipt,
representing the same
aggregate number of American
Depositary Shares as the
Receipt or Receipts
surrendered.  As a condition
precedent to the execution and
delivery, registration of
transfer, splitup,
combination, or surrender of
any Receipt or withdrawal of
any Deposited Securities, the
Depositary, the Custodian, or
coregistrar may require
payment from the  presentor of
the Receipt of a sum
sufficient to reimburse it for
any tax or other governmental
charge and any stock transfer
or registration fee with
respect thereto (including any
such tax or charge and fee
with respect to Shares being
deposited or withdrawn) and
payment of any applicable fees
as provided in this Receipt,
may require the production of
proof satisfactory to it as to
the identity and genuineness
of any signature and may also
require compliance with such
regulations, if any, as the
Depositary may establish
consistent with the provisions
of the Deposit Agreement or
this Receipt, including,
without limitation, paragraph
23 of this Receipt.  The
surrender of outstanding
Receipts and withdrawal of
Deposited Securities may not
be suspended subject only to
(i) temporary delays caused by
closing the transfer books of
the Depositary or the Company
or the deposit of Shares in
connection with voting at a
shareholders meeting, or the
payment of dividends, (ii) the
payment of fees, taxes and
similar charges, and (iii)
compliance with any U.S. or
foreign laws or governmental
regulations relating to the
Receipts or to the withdrawal
of the Deposited Securities.

	The delivery of Receipts
against deposits of Shares
generally or against deposits
of particular Shares may be
suspended, or the transfer of
Receipts in particular
instances may be refused, or
the transfer or surrender of
outstanding Receipts generally
may be suspended, during any
period when the transfer books
of the Depositary are closed,
or if any such action is
deemed necessary or advisable
by the Depositary or the
Company at any time or from
time to time because of any
requirement of law or of any
government or governmental
body or commission, or under
any provision of the Deposit
Agreement or this Receipt
including, without limitation,
paragraph 23 of this Receipt.
 Without limitation of the
foregoing, the Depositary will
not knowingly accept for
deposit under the Deposit
Agreement any Shares required
to be registered under the
provisions of the Securities
Act of 1933, unless a regis-
tration statement is in effect
as to such Shares.

	4.  LIABILITY OF HOLDER
FOR TAXES.  If any tax or
other governmental charge
shall become payable with
respect to any Receipt or any
Deposited Securities
represented hereby, such tax
or other governmental charge
shall be payable by the Holder
hereof to the Depositary.  The
Depositary may refuse to
effect any transfer of this
Receipt or any withdrawal of
Deposited Securities
represented hereby until such
payment is made, and may
withhold any dividends or
other distributions, or may
sell for the account of the
Holder hereof any part or all
of the Deposited Securities
represented by this Receipt,
and may apply such dividends
or other distributions or the
proceeds of any such sale in
payment of such tax or other
governmental charge, the
Holder hereof shall remain
liable for any deficiency.

	5.  WARRANTIES OF
DEPOSITORS.  Every person
depositing Shares hereunder
shall be deemed thereby to
represent and warrant that, to
the best of such persons
knowledge, such Shares and
each certificate therefor are
validly issued, fully paid,
nonassessable, and free of any
preemption rights of the
holders of outstanding Shares
and that the person making
such deposit is duly
authorized so to do.  Every
such person shall also be
deemed to represent that, to
the best of such persons
knowledge, Shares deposited by
that person are not restricted
securities.  Such
representations and warranties
shall survive the deposit of
Shares and issuance of
Receipts.

	6.  FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.  Any person
presenting Shares for deposit
or any Holder of a Receipt may
be required from time to time
to file such proof of
citizenship or residence,
exchange control approval, the
identity of any person legally
or beneficially interested in
 the Receipt and the nature of
such interest, or such
information relating to the
registration on the books of
the Company (or the appointed
agent of the Company for
transfer and registration of
Shares, which may, but need
not be the Foreign Registrar)
of the Shares presented for
deposit or other information,
to execute such certificates
and to make such represen-
tations and warranties, as the
Depositary may deem necessary
or proper.  The Depositary may
withhold the delivery or
registration of transfer of
any Receipt or the
distribution or sale of any
dividend or other distribution
or rights or of the proceeds
thereof or the delivery of any
Deposited Securities until
such proof or other
information is filed or such
certificates are executed.  No
Share shall be accepted for
deposit unless accompanied by
evidence satisfactory to the
Depositary (which may be an
opinion of Counsel) that any
necessary approval has been
granted by the governmental
body in Bermuda or Hong Kong,
if any, which is then per-
forming the function of the
regulation of currency
exchange.

	7. DISCLOSURE OF
BENEFICIAL OWNERSHIP.  The
Company may from time to time
request Owners to provide
information (a) as to the
capacity in which such Owners
own or owned Receipts, (b)
regarding the identity of any
other persons then or previ-
ously interested in such Re-
ceipts and (c) the nature of
such interest and various
other matters.  Each Owner
agrees to provide any
information requested by the
Company or the Depositary
pursuant to this Section.  The
Depositary agrees to use
reasonable efforts to comply
with written instructions re-
ceived from the Company  re-
questing that the Depositary
forward any such requests to
the Owners and to forward to
the Company any responses to
such requests received by the
Depositary.  The Depositary
further agrees that it shall
cooperate with the Company in
enforcing the provisions of
the Hong Kong Securities
(Disclosure of Interests)
Ordinance and any other
legislation or regulations of
Hong Kong or the United
Kingdom (if applicable) from
time to time relating to
disclosure of  interests,
including sanctions which may
be imposed in the event an
Owner fails to provide certain
requested information
concerning interests in
Receipts or Deposited
Securities.  Such sanctions
may include limitations on the
transfer of such Deposited Se-
curities.

		An Owner also may
have a duty under the Hong
Kong Securities (Disclosure of
Interests) Ordinance to first
notify The Stock Exchange of
Hong Kong Limited and to then
notify the Company if such
Owner becomes aware that the
aggregate nominal value
attributable to its interest
(which term is broadly defined
under such Ordinance) in
Deposited Securities evidenced
by Receipts together with any
other interests of such Owner
in Deposited Securities is the
equivalent of 10% or more of
the aggregate nominal value of
the issued share capital of
the Company.  Under the Hong
Kong Securities (Disclosure of
Interests) Ordinance, such
Owner may be required to
further notify first, The
Stock Exchange of Hong Kong
and then the Company in the
event such Owners interest
changes by such percentages as
would cross a whole percentage
point or such Owner ceases to
have an interest in 10% or
more of the shares of the
Company.  The Depositary is
advised that under the Secu-
rities (Disclosure of
Interests) Ordinance as
currently in effect, the
change of a whole percentage
point is calculated by round-
ing down the percentage to the
nearest whole number.  Thus,
for example, if an interest
increased from 10.9% to 11.1%,
the Depositary is advised that
there may be a duty to give
notice of the change, but not
if it were an increase from
11.1% to 11.9%.

	8.  CHARGES OF
DEPOSITARY.  The Depositary
shall charge any party to whom
Receipts are issued
(including, without
limitation, issuance pursuant
to a stock dividend or stock
split declared by the Company
or an exchange of stock
regarding the Receipts or
Deposited Securities) or who
surrenders Receipts a fee of
$5.00 or less per 100 American
Depositary  Shares (or portion
thereof) for the issuance or
surrender, respectively, of a
Receipt.  In addition, the
Depositary shall charge to the
holders and Holders of
Receipts a fee of $.02 or less
per American Depositary Share
(or portion thereof) for any
cash distribution made
pursuant to  the Deposit
Agreement including, but not
limited to Sections 4.01
through 4.04 thereof.  The
Depositary shall also charge
the holders and Holders of
Receipts a fee of $1.50 or
less per certificate for a
Receipt or Receipts for
transfers made pursuant to the
terms of the Deposit
Agreement.  The Company will
pay the other fees and
reasonable expenses of the
Depositary and those of any
Registrar under the Deposit
Agreement, but the Company
shall not pay or be liable for
(i) fees of the Depositary for
the execution and delivery of
Receipts pursuant to Section
2.03 of the Deposit Agreement,
transfers pursuant to Section
2.04 of the Deposit Agreement,
the surrender of Receipts
pursuant to Section 2.05 of
the Deposit Agreement,
substitutions of Receipts
pursuant to Section 2.07 of
the Deposit Agreement, and the
making of distributions
pursuant to Article 4 of the
Deposit Agreement, (ii) taxes
and other governmental
charges, (iii) such regis-
tration fees as may from time
to time be in effect for the
registration of transfers of
Shares generally on the share
register of the Company (or
the appointed agent of the
Company for the transfer and
registration of Shares) and
accordingly applicable to
transfers of Shares to the
name of the Depositary or its
nominee on the making of
deposits or withdrawals under
the Deposit Agreement, (iv)
such cable, telex, and
facsimile transmission
expenses as are expressly
provided in the Deposit
Agreement to be at the expense
of persons depositing Shares
or Holders of Receipts, and
(v) such expenses as are
incurred in the conversion of
foreign currency by the
Depositary pursuant to Section
4.05 of the Deposit Agreement.

 		The Depositary,
subject to paragraph (9)
hereof, may own and deal in
any class of securities of the
Company and its affiliates and
in Receipts.

	9.  LOANS AND PRERELEASE
OF SHARES AND RECEIPTS.  Not-
withstanding Section 2.3 of
the Deposit Agreement, the
Depositary may execute and
deliver Receipts prior to the
receipt of Shares pursuant to
Section 2.2 of the Deposit
Agreement (PreRelease).  The
Depositary may, pursuant to
Section 2.5 of the Deposit
Agreement, deliver Shares upon
the receipt and cancellation
of Receipts which have been
PreReleased, whether or not
such cancellation is prior to
the termination of such
PreRelease or the Depositary
knows that such Receipt has
been PreReleased.  The
Depositary may receive
Receipts in lieu of Shares in
satisfactory of a PreRelease.
 Each PreRelease will be (a)
preceded or accompanied by a
written representation from
the person to whom Receipts
are to be delivered that such
person, or its customer, owns
the Shares or Receipts to be
remitted, as the case may be,
(b) at all times fully col-
lateralized with cash or such
other collateral as the
Depositary deems appropriate,
(c) terminable by the
Depositary on not more than
five (5) business days notice,
and (d) subject to such
further indemnities and credit
regulations as the Depositary
deems appropriate.  The number
of American Depositary Shares
which are outstanding at any
time as a result of
PreReleases will not normally
exceed thirty percent (30%) of
the Shares deposited
hereunder; provided, however,
that the Depositary reserves
the right to change or
disregard such limit from time
to time as it deems
appropriate.

		The Depositary may
retain for its own account any
compensation received by it in
connection with the foregoing.

	10.  TITLE TO RECEIPTS.
It is a condition of this Re-
ceipt and every successive
holder and Holder of this
Receipt by accepting or
holding the same consents and
agrees, that  title to this
Receipt when properly endorsed
or accompanied by proper
instruments of transfer, is
transferable by delivery with
the same effect as in the case
of a negotiable instrument,
provided, however, that the
Depositary, notwithstanding
any notice to the contrary,
may treat the person in whose
name this Receipt is
registered on the books of the
Depositary as the absolute
owner hereof for the purpose
of determining the person
entitled to distribution of
dividends or other distri-
butions or to any notice
provided for in the Deposit
Agreement or for all other
purposes.

	11.  VALIDITY OF RECEIPT.
 This Receipt shall not be en-
titled to any benefits under
the Deposit Agreement or be
valid or obligatory for any
purpose, unless this Receipt
shall have been executed by
the Depositary by the manual
signature of a duly authorized
signatory or, if a Registrar
shall have been appointed, by
the manual signature of a duly
authorized officer of the
Registrar.

	12.  REPORTS; INSPECTION
OF TRANSFER BOOKS.  The
Company currently furnishes
the Securities and Exchange
Commission of the United
States (hereinafter called the
Commission) with certain
public reports and documents
required by foreign law or
otherwise under Rule 12g32(b)
of the Securities Exchange Act
of 1934 as amended.  Such
reports and communications
will be available for
inspection and copying by
Holders at the public
reference facilities
maintained by the Commission
located at 450 Fifth Street,
N.W., Washington, D.C. 20549.

	The Depositary will make
available for inspection by
Holders of Receipts at its
Corporate Trust Office any
reports and communications,
including any proxy soliciting
material, received from the
Company which are both (a)
received by the Depositary as
the holder of the Deposited
Securities and (b) made
generally available to the
holders of such Deposited Se-
curities by the Company.  The
Depositary will also send to
Holders of Receipts copies of
such reports when requested
and furnished by the Company
pursuant to the Deposit
Agreement.

	The Depositary will keep
books for the registration of
Receipts and transfers of
Receipts which at all
reasonable times shall be open
for inspection by the Holders
of Receipts, provided that
such inspection shall not be
for the purpose of
communicating with Holders of
Receipts in the interest of a
business or object other than
the business of the Company or
a matter related to the
Deposit Agreement or the
Receipts.

	13.  DIVIDENDS AND
DISTRIBUTIONS.  Whenever the
Depositary receives any cash
dividend or other cash
distribution on any Deposited
Securities, the Depositary
will, if at the time of
receipt thereof any amounts
received in a foreign currency
can in the judgment of the
Depositary be converted on a
reasonable basis into United
States dollars transferable to
the United States, and subject
to the Deposit Agreement,
convert such dividend or
distribution into dollars and
will promptly distribute the
amount thus received to the
Holders of Receipts entitled
thereto, provided, however,
that in the event that the
Company or the Depositary is
required to withhold and does
withhold from any cash
dividend or other cash
distribution in respect of any
Deposited Securities an amount
on account of taxes or other
governmental charges, the
amount distributed to the
Holders of Receipts for
American Depositary Shares
representing such Deposited
Securities shall be reduced
accordingly.

	Whenever the Depositary
receives any distribution
other than cash, Shares or
rights upon any Deposited
Securities, the Depositary
will (unless the Depositary is
advised in writing by the
Company or United States
counsel for the Company that
such distribution would
require a registration
statement under the Securities
Act of 1933 or would result in
a violation of  United States
securities laws) cause the
securities or property
received by it to be
distributed to the Holders of
Receipts entitled thereto, in
proportion to the number of
American Depositary Shares
representing such Deposited
Securities evidenced by
Receipts held by them
respectively, in any manner
that the Depositary may deem
equitable and practicable for
accomplishing such distri-
bution; provided, however,
that if in the opinion of the
Depositary such distribution
cannot be made proportionately
among the Holders of Receipts
entitled thereto, or if for
any other reason the
Depositary deems such
distribution not to be
feasible, the Depositary may
adopt such method as it may
deem equitable and practicable
for the purpose of effecting
such distribution, including
the sale, at public or private
sale, of the securities or
property thus received, or any
part thereof, and the net
proceeds of any such sale
shall be distributed by the
Depositary to the Holders of
Receipts entitled thereto as
in the case of a distribution
received in cash, provided
that any unsold balance of
such securities or property
shall be distributed by the
Depositary to the Holders
entitled thereto in accordance
with such equitable and
practicable method as the
Depositary shall have adopted.

	If any distribution
consists of a dividend in, or
free distribution of, Shares,
the Depositary may and shall
if the Company shall so
request, distribute to the
Holders of outstanding
Receipts entitled thereto, in
proportion to the number of
American Depositary Shares
representing such Deposited
Securities evidenced by
Receipts held by them
respectively, additional
Receipts for an aggregate
number of American Depositary
Shares representing the amount
of Shares received as such
dividend or free distribution.
 In lieu of delivering
Receipts for fractional Ameri-
can Depositary Shares in any
such case, the Depositary will
sell the amount of Shares
represented by the aggregate
of such fractions and
distribute the net proceeds,
all in the manner and subject
to the conditions  set forth
in the Deposit Agreement.  If
additional Receipts are not so
distributed, each American
Depositary Share shall
thenceforth also represent the
additional Shares distributed
upon the Deposited Securities
represented thereby.

	In the event that the
Depositary determines that any
distribution in property
(including Shares and rights
to subscribe therefor) is
subject to any tax which the
Depositary is obligated to
withhold, the Depositary may
dispose of all or a portion of
such property (including
Shares and rights to subscribe
therefor) in such amounts and
in such manner as the
Depositary deems necessary and
practicable to pay any such
taxes, at public or private
sale, and the Depositary shall
distribute the net proceeds of
any such sale after deduction
of such taxes to the Holders
of Receipts entitled thereto.

	14.  CONVERSION OF
FOREIGN CURRENCY.  Whenever
the Depositary shall receive
foreign currency, by way of
dividends or other
distributions or the net
proceeds from the sale of
securities, property or
rights, and if at the time of
the receipt thereof the
foreign currency so received
can in the judgment of the
Depositary be converted on a
reasonable basis into Dollars
and the resulting Dollars
transferred to the United
States, the Depositary shall
convert or cause to be
converted, by sale or in any
other manner that it may
determine, such foreign
currency into Dollars, and
such Dollars shall be
distributed to the Holders
entitled thereto or, if the
Depositary shall have
distributed any warrants or
other instruments which
entitle the holders thereof to
such Dollars, then to the
holders of such warrants
and/or instruments upon
surrender thereof for
cancellation in whole or in
part.  Such distribution may
be made in proportion to the
number of American Depositary
Shares representing such
Deposited Securities held by
them respectively.

 	If such conversion or
distribution can be effected
only with the approval or
license of any government or
agency thereof, the Depositary
shall file such application
for approval or license, if
any, as it may deem desirable.

	If at any time the
Depositary shall determine
that in its judgment any
foreign currency received by
the Depositary is not
convertible on a reasonable
basis into Dollars transfer-
able to the United States, or
if any approval or license of
any government or agency
thereof which is required for
such conversion is denied or
in the opinion of the
Depositary is not obtainable,
or if any such approval or
license is not obtained within
a reasonable period as
determined by the Depositary,
the Depositary may distribute
the foreign currency (or an
appropriate document
evidencing the right to
receive such foreign currency)
received by the Depositary to
the Holders entitled thereto,
in proportion to the number of
American Depositary Shares
representing Deposited
Securities held by such
Holders respectively, or in
its discretion may hold such
foreign currency for the
respective accounts of, the
Holders entitled to receive
the same.

	If any such conversion of
foreign currency, in whole or
in part, cannot be effected
for distribution to some of
the Holders entitled thereto,
the Depositary may in its
discretion make such
conversion and distribution in
Dollars to the extent
permissible to the Holders
entitled thereto and may
distribute the balance of the
foreign currency received by
the Depositary to, or hold
such balance for the
respective accounts of, the
Holders entitled thereto.

	15.  RIGHTS.  In the
event that the Company offers
or causes to be offered to the
holders of any Deposited
Securities any rights to
subscribe for additional
Shares or any rights of any
other nature, the Depositary
will, after consultation with
the Company, have discretion
as to the procedure  to be
followed in making such rights
available to the Holders of
Receipts or in disposing of
such rights on behalf of such
Holders and making the net
proceeds available in dollars
to such Holders in each case
in proportion to the number of
American Depositary Shares
representing such Deposited
Securities held by them
respectively, or, if by the
terms of such rights the
Depositary may not either make
such rights available to
Holders of Receipts or dispose
of such rights and make the
net proceeds available to such
Holders, then the Depositary
shall allow the rights to
lapse; provided, however, that
the Depositary will, if
requested by the Company, take
action as follows:

	(i)	if at the time of
the offering of any
rights the Depositary
determines that it is
lawful and feasible to
make such rights
available to Holders of
Receipts by means of
warrants or otherwise,
the Depositary will dis-
tribute warrants or other
instruments therefor in
such form as it may
determine to the Holders
entitled thereto, in
proportion to the number
of American Depositary
Shares representing such
Deposited Securities held
by them respectively, or
employ such other method
as it may deem feasible
in order to facilitate
the exercise, sale or
transfer of rights by
such Holders; or

	(ii)	  if at the time of
the offering of any
rights the Depositary
determines that it is not
lawful or not feasible to
make such rights
available to Holders of
Receipts by means of
warrants or otherwise, or
if the rights represented
by such warrants or such
other instruments, are
not exercised and appear
to be about to lapse, the
Depositary in its
discretion may sell such
rights or such warrants,
or other instruments at
public or private sale,
at such place or places
and upon such terms as it
may deem proper, and may
allocate the net proceeds
of such sales for the
account of the Holders of
Receipts  otherwise
entitled to such rights,
warrants, or other
instruments, in
proportion to the number
of American Depositary
Shares representing the
deposited securities held
by them respectively.

	If registration under the
Securities Act of 1933 of the
securities to which any rights
relate is required in order
for the Company to offer such
rights to Holders of Receipts
and sell the securities
represented by such rights,
the Depositary will not offer
such rights to any Holder of
Receipts having an address in
the United States on the books
of the Depositary, unless and
until such a registration
statement is in effect, or
unless the offering and sale
of such securities to the
Holders of such Receipts are
exempt from registration under
the provisions of such Act.

	16.  RECORD DATES.
Whenever any cash dividend or
other cash distribution shall
become payable or any
distribution other than cash
shall be made, or whenever
rights shall be issued with
respect to the Deposited
Securities, or whenever for
any reason the Depositary
causes a change in the number
of Shares that are represented
by each American Depositary
Share, or whenever the
Depositary shall receive
notice of any meeting of
holders of Shares or other
Deposited Securities, the De-
positary will fix a record
date after consultation with
the Company if such record
date is different from the
record date applicable to
Deposited Securities for the
determination of the Holders
of Receipts who will be
entitled to receive such
dividend, distribution or
rights, or the net proceeds of
the sale thereof, or to give
instructions for the exercise
of voting rights at any such
meeting, or for fixing the
date on or after which each
American Depositary Share will
represent the changed number
of Shares, subject to the
provisions of the Deposit
Agreement.

 	17.  VOTING OF DEPOSITED
SECURITIES.  Upon receipt of
notice of any meeting of
holders of Shares or other
Deposited Securities, if
requested in writing by the
Company, the Depositary shall,
as soon as practicable
thereafter, mail to the
Holders of Receipts a notice,
the form of which notice shall
be in the sole discretion of
the Depositary, which shall
contain (a) such information
as is contained in such notice
of meeting, and (b) a
statement that the Holders of
Receipts as of the close of
business on a specified record
date will be entitled, subject
to any applicable provision of
law and of the Memorandum of
Association of the Company, to
instruct the Depositary as to
the exercise of the voting
rights, if any, pertaining to
the number of Shares or other
Deposited Securities
represented by their
respective American Depositary
Shares and (c) a brief
statement as to the manner in
which such instructions may be
given, including an express
indication that instructions
may be given to the Depositary
to give a discretionary proxy
to a person designated by the
Board of Directors of the
Company.  Upon the written
request of an Holder of a
Receipt on such record date,
received on or before the date
established by the Depositary
for such purpose, the
Depositary shall endeavor in
so far as practicable to vote
or cause to be voted the
amount of Shares or other
Deposited Securities
represented by such Receipt in
accordance with the
instructions set forth in such
request.  Unless specifically
instructed by at least three
Holders or by Holders of
American Depositary Shares
representing Shares (a) which
represent at least 10% of the
voting rights of all
shareholders having the right
to vote at such meeting of
shareholders or (b) as to
which the aggregate sum paid
up on such shares is equal to
at least ten percent of the
total sum paid up on all the
shares conferring a right to
vote at such meeting, the
Depositary  shall not demand a
poll, as provided in any
applicable provision of Hong
Kong law, Bermuda law, of the
Memorandum of Association and
ByeLaws of the Company.  In
order that the Depositary may
demand a poll under such
provisions, the Depositary
will cause the Custodian to
hold Shares in three different
names on the transfer books of
the Company (or the appointed
agent of the Company for the
transfer and recordation of
Shares, which may but need not
be the Foreign Registrar).

	18.  CHANGES AFFECTING
DEPOSITED SECURITIES.  Upon
any change in nominal value,
change in par value, splitup,
consolidation, or any other
reclassification of Deposited
Securities, or upon any
recapitalization,
reorganization, merger or
consolidation, or sale of
assets affecting the Company
or to which it is a party, any
securities which shall be
received by the Depositary or
a Custodian in exchange for or
in conversion of or in respect
of Deposited Securities shall
be treated as new Deposited
Securities under the Deposit
Agreement, and American
Depositary Shares shall
thenceforth represent the new
Deposited Securities so
received in exchange or
conversion, unless additional
Receipts are delivered
pursuant to the following
sentence.  In any such case
the Depositary may, and shall
if the Company shall so
request, execute and deliver
additional Receipts as in the
case of a dividend on the
Shares, or call for the
surrender of outstanding
Receipts to be exchanged for
new Receipts specifically
describing such new Deposited
Securities.

	19.  LIABILITY OF THE
COMPANY AND DEPOSITARY.
Neither the Depositary nor the
Company shall incur any
liability to any Holder or
holder of any Receipt, if by
reason of any provision of any
present or future law of the
United States, Hong Kong or
Bermuda, or any other country,
or of any other governmental
authority, or by reason of any
provision, present or future,
of the Memorandum of
Association of the Company, or
by reason of any act of God or
war or other circumstances
beyond  its control, the
Depositary or the Company
shall be prevented or
forbidden from doing or
performing any act or thing
which by the terms of the
Deposit Agreement it is
provided shall be done or
performed; nor shall the
Depositary or the Company
incur any liability to any
Holder or holder of a Receipt
by reason of any
nonperformance or delay,
caused as aforesaid, in the
performance of any act or
thing which by the terms of
the Deposit Agreement it is
provided shall or may be done
or performed, or by reason of
any exercise of, or failure to
exercise, any discretion
provided for in the Deposit
Agreement.  Where, by the
terms of a distribution
pursuant to Sections 4.01,
4.02, or 4.03 of the Deposit
Agreement, or an offering or
distribution pursuant to
Section 4.04 of the Deposit
Agreement, such distribution
or offering may not be made
available to Holders of
Receipts, and the Depositary
may not dispose of such
distribution or offering on
behalf of such Holders and
make the net proceeds
available to such Holders,
then the Depositary shall not
make such distribution or
offering, and shall allow any
rights, if applicable, to
lapse.  Neither the Company
nor the Depositary assumes any
obligation or shall be subject
to any liability under the
Deposit Agreement to Holders
or holders of Receipts, except
that they agree to use their
best judgment and to act in
good faith in the performance
of their obligations set forth
in the Deposit Agreement.  The
Depositary shall not be
subject to any liability with
respect to the validity or
worth of the Deposited
Securities.  Neither the
Depositary nor the Company
shall be under any obligation
to appear in, prosecute or
defend any action, suit, or
other proceeding in respect of
any Deposited Securities or in
respect of the Receipts, which
in its opinion may involve it
in expense or liability,
unless indemnity satisfactory
to it against all expense and
liability be furnished as
often as may be required, and
the Custodian shall not be
under any obligation
whatsoever with respect to
such proceedings, the re-
sponsibility of the Custodian
being solely to the
Depositary.  Neither the
Depositary nor the Company
shall be liable for any
action or nonaction by it in
reliance upon the advice of or
information from legal
counsel, accountants, any
person presenting Shares for
deposit, any Holder or holder
of a Receipt, or any other
person believed by it in good
faith to be competent to give
such advice or information.
The Depositary shall not be
responsible for any failure to
carry out any instructions to
vote any of the Deposited
Securities, or for the manner
in which any such vote is cast
or the effect of any such
vote, provided that any such
action or nonaction is in good
faith.  The Company agrees to
indemnify the Depositary and
any Custodian against, and
hold each of them harmless
from, any liability or expense
which may arise out of acts
performed or omitted, in
accordance with the provisions
of the Deposit Agreement and
of the Receipts, as the same
may be amended, modified, or
supplemented from time to
time, (i) by either the
Depositary or a Custodian,
except for any liability or
expense arising out of the
negligence or bad faith of
either of them, or the failure
of any of them to use its best
judgment or (ii) by the
Company or any of its duly
authorized agents.  No dis-
claimer of liability under the
Securities Act of 1933 is in-
tended by any provision of the
Deposit Agreement.  The De-
positary agrees to indemnify
the Company and hold it
harmless from any liability or
expense which may arise out of
acts performed or omitted by
the Depositary or the
Custodian due to their
negligence or bad faith or the
failure of either of them to
use their best judgment.

	20.  RESIGNATION AND
REMOVAL OF THE DEPOSITARY;
APPOINTMENT OF SUCCESSOR
CUSTODIAN. The Depositary may
at any time resign as
Depositary hereunder by
written notice of its election
so to do delivered to the
Company, such resignation to
take effect upon the
appointment of a successor
depositary and its acceptance
of such appointment as
provided in the Deposit
Agreement.  The Depositary may
at any time be removed by the
Company by written notice of
such removal.  In case at any
 time the Depositary shall
resign or be removed, it shall
continue to act as Depositary
for the purpose of terminating
the Deposit Agreement pursuant
to Section 6.02 of the Deposit
Agreement.  Whenever the
Depositary in its discretion
determines that it is in the
best interest of the Holders
of Receipts to do so, it may
appoint a substitute or
additional custodian or
custodians.  The Depositary,
upon the request or with the
approval of the Company, may,
and when it reasonably appears
to be in the best interest of
the holders, shall discharge a
Custodian at any time upon
notice to the Custodian being
discharged.  The Depositary
shall give written notice to
all Holders of any appointment
of any custodian as provided
in the Deposit Agreement.

	21.  AMENDMENT.  The form
of the Receipts and any provi-
sions of the Deposit Agreement
may at any time and from time
to time be amended by
agreement between the Company
and the Depositary in any
respect which they may deem
necessary or desirable.  Any
amendment which shall impose
or increase any fees or
charges (other than  taxes and
other governmental charges),
or which shall otherwise
prejudice any substantial
existing right of Holders of
Receipts, shall, however, not
become effective as to
outstanding Receipts until the
expiration of three months
after notice of such amendment
shall have been given to the
Holders of outstanding
Receipts.  Every Holder of a
Receipt at the time any
amendment so becomes effective
shall be deemed, by continuing
to hold such Receipt, to
consent and agree to such
amendment and to be bound by
the Deposit Agreement as
amended thereby.  In no event
shall any amendment impair the
right of the Holder of any
Receipt to surrender such
Receipt and receive therefor
the Deposited Securities
represented thereby, except in
order to comply with mandatory
provisions of applicable law.

	22. TERMINATION.  The
Depositary shall at any time
at the direction of the
Company terminate this Deposit
Agreement by  mailing notice
of such termination to the
Holders of all Receipts then
outstanding at least 30 days
prior to the date fixed in
such notice for such
termination.  The Depositary
may likewise terminate this
Deposit Agreement if at any
time 90 days shall have
expired after the Depositary
shall have delivered to the
Company and the Holders of all
Receipts then outstanding a
written notice of its election
to resign and a successor
depositary shall not have been
appointed and accepted its
appointment as provided in
Section 5.04 of the Deposit
Agreement.  If any Receipts
shall remain outstanding after
the date of termination, the
Depositary thereafter shall
discontinue the registration
of transfers of Receipts,
shall suspend the distribution
of dividends to the Holders
thereof, and shall not give
any further notices or perform
any further acts under the
Deposit Agreement, except that
the Depositary shall continue
to collect dividends and other
distributions pertaining to
Deposited Securities, shall
sell rights as provided in the
Deposit Agreement, and shall
continue to deliver Deposited
Securities, together with any
dividends or other
distributions received with
respect thereto and the net
proceeds of the sale of any
rights or other property, in
exchange for Receipts sur-
rendered to the Depositary
(after deducting, in each
case, the fee of the De-
positary for the surrender of
a Receipt, any expenses for
the account of the Holder of
such Receipt in accordance
with the terms and conditions
of the Deposit Agreement, and
any applicable taxes or
governmental charges).  At any
time after the expiration of
one year from the date of
termination, the Depositary
may sell the Deposited
Securities then held under the
Deposit Agreement and may
thereafter hold uninvested the
net proceeds of any such sale,
together with any other cash
then held by it thereunder,
unsegregated and without
liability for interest, for
the pro rata benefit of the
Holders of Receipts who have
not theretofore  surrendered
their Receipts, such Holders
thereupon becoming general
creditors of the Depositary to
such net proceeds.  After
making  such sale, the
Depositary shall be discharged
from all obligations under the
Deposit Agreement, except to
account for such net proceeds
and other cash (after
deducting, in each case, the
fee of the Depositary for the
surrender of a Receipt, any
expenses for the account of
the Holder of such Receipt in
accordance with the terms and
conditions of the Deposit
Agreement, and any applicable
taxes or governmental
charges).  Upon the
termination of the Deposit
Agreement, the Company shall
be discharged from all obliga-
tions under the Deposit
Agreement except for its
obligations to the Depositary
with respect to
indemnification, charges, and
expenses.  The obligations of
the Depositary under the
Deposit Agreement to indemnify
the Company shall survive the
termination of the Deposit
Agreement.

	23. COMPLIANCE WITH U.S.
SECURITIES LAWS.  Notwith-
standing any terms of this
Receipt or the Deposit Agree-
ment to the contrary, the
Company and the Depositary
have each agreed that it will
not exercise any rights it has
 under the Deposit Agreement
or the Receipt to prevent the
withdrawal or delivery of
Deposited Securities in a
manner which would violate the
United States securities laws,
including, but not limited to
Section I A(1) of the General
Instructions to the Form F6
Registration Statement, as
amended from time to time,
under the Securities Act of
1933.

(..continued)















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